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Exhibit 23.03

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 of our report dated January 17, 2003, except for Note 14, which is as of March 5, 2004, relating to Amendment No. 1 to the financial statements and financial statement schedule which appears in Insignia Solutions plc's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

San Jose, California
December 15, 2004

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  Exhibit 23.03
CONSENT OF INDEPENDENT ACCOUNTANTS